Exhibit 99.1

Inphi Completes Acquisition of eSilicon

Further Solidifies Inphi’s Market Leadership and Scale in High-Performance Electro-Optics

SANTA CLARA, Calif., January 13, 2020 – Inphi Corporation (NYSE: IPHI), a leader in high-speed data movement interconnects, today announced that it has completed the acquisition of eSilicon, as announced on November 11, 2019, in a transaction valued at approximately $216 million in both cash and the assumption of debt.

“We are pleased to complete the acquisition of eSilicon,” said Ford Tamer, President and CEO of Inphi Corporation. “We welcome eSilicon to the Inphi family and are excited to advance our shared commitments in driving successful customer engagement, industry-leading innovation, and best of class execution.”

Inphi believes this acquisition will further reinforce its premier positioning in data center interconnects, expand its presence into strategic geographic regions for talent acquisition and accelerate its strategic roadmap in developing electro-optics solutions for our Cloud and telecom customers.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as "believe," "will," and "expect," or the negative thereof or comparable terminology, and include (without limitation) statements regarding the acquisition of eSilicon and expectations regarding the impact thereof, including impact on market position, talent acquisition, strategic roadmap and addressable market, as well as the financial impacts of the acquisition. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks include, but are not limited to: Inphi’s ability to successfully integrate the two companies, including retention of key personnel of eSilicon and maintaining sales to existing eSilicon customers, the impact on Inphi’s financial performance, the ability to extend product offerings into new areas or products, the ability to commercialize technology, unexpected occurrences that deter the full documentation and "bring to market" plan for products, trends and fluctuations in the industry, changes in demand and purchasing volume of customers, unpredictability of suppliers, the ability to attract and retain qualified personnel, the ability to move product sales to production levels, the ability to compete for client design-in opportunities, the ability to cross-sell to new clients and to diversify, and the success of product sales in new markets or of recently produced product offerings, including bundled product solutions. Additional factors that could cause actual results to differ are discussed under the heading "Risk Factors" and in other sections of the Inphi filings with the SEC, and in its other current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to Inphi as of the date hereof, and Inphi assumes no obligation to update any forward-looking statement.

About Inphi
Inphi Corporation is a leader in high-speed data movement interconnects. We move big data fast, throughout the globe, between data centers, and inside data centers.  Inphi's expertise in signal integrity results in reliable data delivery, at high speeds, over a variety of distances. As data volumes ramp exponentially due to video streaming, social media, cloud-based services, and wireless infrastructure, the need for speed has never been greater. That's where we come in. Customers rely on Inphi's solutions to develop and build out the Service Provider and Cloud infrastructures, and data centers of tomorrow. To learn more about Inphi, visit www.inphi.com.

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Inphi, the Inphi logo and Think fast are registered trademarks of Inphi Corporation. All other trademarks used herein are the property of their respective owners.

Investor Contact:

Vernon P. Essi, Jr.

408-606-6524

vessi@inphi.com

Corporate Contact:

Kim Markle

408-217-7329

kmarkle@inphi.com